Exhibit 99.1

February 13, 2018

Presbia Announces New Management Appointments

DUBLIN--(BUSINESS WIRE)-- Presbia PLC (NASDAQ: LENS, or the “Company”), an ophthalmic device company and leader in near-vision restoration, announced that Casey Lind has been appointed as Chief Operating Officer effective February 12, 2018. As Chief Operating Officer, Ms. Lind is responsible for the Company’s manufacturing, engineering, quality and IT departments.  Ms. Lind brings over 30 years of experience, including 29 years at Alcon where she was in senior leadership positions across manufacturing, global supply chain, and research & development.  Ms. Lind has numerous issued patents ranging from drug delivery and injection control of manufacturing processes for phase transition drug formulations.  Ms. Lind also has an active role at both the national and local levels in Ophthalmic World Leaders (OWL). Ms. Lind is a graduate of Iowa State University, with a degree in Business, and received her MBA from Webster University.

In addition, the Company announced that Dr. Magda Michna, PhD will become Chief Clinical Officer, also effective February 12, 2018.  Dr. Michna will increase her responsibility overseeing clinical affairs to also include the Company’s medical affairs and regulatory functions. Dr. Michna joined the Company in February 2017 as VP of Clinical Affairs, bringing more than 12 years of experience in ophthalmic clinical research and development.  Prior to Presbia, Dr. Michna worked at Alcon, Johnson & Johnson Vision, and in academic research at the McGill University School of Ophthalmology.

“We have assembled a leading ophthalmic management team at Presbia,” said Mark Yung, Chairman and CEO of Presbia. “I am looking forward to working with Casey and Magda, given their extensive ophthalmic experience, and the rest of the team to advance the Flexivue Microlens™ as an FDA-approved optical lens implant that is available to the global presbyopia market.”

Forward-Looking Statements

This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Information provided and statements contained in this press release that are not purely historical are forward-looking statements. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions.  Such forward-looking statements only speak as of the date of this press release and Presbia assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties, including, but not limited to, the factors listed under "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2016, quarterly reports on Form 10-Q, and other reports that Presbia files with the SEC. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although Presbia believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, Presbia also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Presbia

Presbia PLC (NASDAQ:LENS) is an ophthalmic device company that has developed and is currently marketing the presbyopia-correcting Presbia Flexivue Microlens™, a miniature lens that is implanted in a corneal pocket created by a femtosecond laser. The Presbia Flexivue Microlens™ has received a CE mark for the European Economic Area, allowing the lens to be marketed in over 30 countries across Europe. A staged pivotal U.S. clinical trial for the Presbia Flexivue Microlens™ commenced in 2014.

Presbia PLC
Rick Fogarty, 949-502-7036
rick@presbia.com

Monica Yamada, 323-860-4903

monica@presbia.com